Exhibit 99.1
Filed by Pacific Premier Bancorp, Inc.
Pursuant to Rule 425 under the
Securities Act of 1933
Subject Company: Heritage Oaks Bancorp
SEC Registration Statement No.: 333-215620

This filing relates to a press release dated February 1, 2017 issued by Pacific Premier Bancorp, Inc. The following is a copy of the press release.
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Pacific Premier Bancorp to Participate in
FIG Partners’ 8th Annual West Coast CEO Forum

Irvine, Calif., February 1, 2017 -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the "Company" or "Pacific Premier"), the holding company of Pacific Premier Bank, announced today that Steve R. Gardner, Chairman, President and Chief Executive Officer, and Ronald J. Nicolas, Senior Executive Vice President and Chief Financial Officer, will participate in FIG Partners’ 8th Annual West Coast CEO Forum on February 1-2, 2017 in Los Angeles. During the two day conference, the management team will meet with institutional investors and Mr. Gardner will participate in a panel discussion on the topic of “The Acquirers Outlook.”

A copy of the investor presentation to be used at the conference can be accessed on the Presentations page in the Investor Relations section of the Company’s website at www.ppbi.com.

About Pacific Premier Bancorp, Inc.

Pacific Premier is the holding company for Pacific Premier Bank, one of the largest banks headquartered in Southern California with $4.0 billion in assets. Pacific Premier Bank is a business bank primarily focused on serving small and middle market businesses in the counties of Los Angeles, Riverside, San Bernardino and San Diego, California. Pacific Premier Bank offers a diverse range of lending products including commercial, commercial real estate, construction, and SBA loans, as well as specialty banking products for homeowners associations and franchise lending nationwide. Pacific Premier Bank serves its customers through its 15 full-service depository branches in Southern California located in the cities of Corona, Encinitas, Huntington Beach, Irvine, Los Alamitos, Murrieta, Newport Beach, Palm Desert, Palm Springs, Redlands, Riverside, San Bernardino, and San Diego.

Notice to Heritage Oaks Bancorp and Pacific Premier Shareholders

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed acquisition of Heritage Oaks Bancorp (“Heritage Oaks”) by Pacific Premier. Pacific Premier filed a registration statement on Form S-4 (The “Registration Statement”) with the U.S Securities and Exchange Commission (the “SEC”). The registration statement contains a joint proxy statement/prospectus. After the Registration Statement is declared by the SEC to be effective, a definitive joint proxy statement/prospectus will be distributed to the shareholders of Heritage Oaks and the Pacific Premier in connection with the respective special meetings of Heritage Oaks and the Pacific Premier shareholders and their respective votes concerning the acquisition. As of the date of this press release, the Registration Statement has not been declared effective by the SEC.

SHAREHOLDERS OF HERITAGE OAKS AND PACIFIC PREMIER ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The definitive joint proxy statement/prospectus will be mailed to shareholders of Pacific Premier and Heritage Oaks. Investors and security holders will be able to obtain the documents, including the definitive joint proxy statement/prospectus free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by Pacific Premier will be available free of charge by (1) accessing Pacific Premier’s website at www.ppbi.com under the “Investor Relations” link and then under the heading “SEC Filings,” (2) writing to Pacific Premier at 17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614, Attention: Investor Relations or (3) writing Heritage Oaks at 1222 Vine Street, Paso Robles, CA 93446, Attention: Corporate Secretary.

The Pacific Premier directors, executive officers and certain other members of management and employees of Pacific Premier may be deemed to be participants in the solicitation of proxies from the Pacific Premier shareholders in respect of the proposed acquisition. Pacific Premier has also engaged D.F. King & Co., Inc. as its proxy solicitation firm. Information about the Pacific Premier directors and executive officers is included in the proxy statement for its 2016 annual meeting, which was filed with the SEC on April 27, 2016. The Heritage Oaks directors, executive officers and certain other members of management and employees of Heritage Oaks may also be deemed to be participants in the solicitation of proxies in favor of the acquisition from the shareholders of Heritage Oaks. Heritage Oaks has also engaged Okapi Partners LLC as its proxy solicitation firm. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the definitive joint proxy statement/prospectus regarding the proposed acquisition when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

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Contact:

Pacific Premier Bancorp, Inc.

Steve R. Gardner
Chairman, President and CEO
949-864-8000

Ronald J. Nicolas, Jr.
Senior Executive Vice President & CFO
949-864-8000